                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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|_|  Preliminary Proxy Statement
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                          DEL GLOBAL TECHNOLOGIES CORP.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                      -2-

                                [GRAPHIC OMITTED]
                          DEL GLOBAL TECHNOLOGIES CORP.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 30, 2005

To the Stockholders:

     NOTICE IS  HEREBY  GIVEN  that the  Annual  Meeting  of  Stockholders  (the
"Meeting")  of DEL  GLOBAL  TECHNOLOGIES  CORP.,  a New  York  corporation  (the
"Company"),  will be held at the offices of Olshan  Grundman Frome  Rosenzweig &
Wolosky  LLP,  Park Avenue  Tower,  65 East 55th Street,  New York,  NY 10022 on
Thursday,  June 30, 2005 at 10:00 a.m.,  local time, to consider and vote on the following matters described in the accompanying proxy statement:

          1.   To elect six (6) members of the board of directors of the Company
               (the  "Board")  to  serve  until  the  next  annual   meeting  of
               stockholders  and until their  successors  have been duly elected and qualify; and

          2.   To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

These  proposals are more fully  described in the proxy  statement  accompanying this  notice.  The  Company's  Board  recommends  a vote FOR the election of the individuals nominated for election as directors. The Meeting may be postponed or canceled  by action of the Board  upon  public  notice  given  prior to the time previously  scheduled  for the Meeting or adjourned by action of the chairman of the  Meeting.  Only  stockholders  of record at the close of business on May 25,
2005 are entitled to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting in person. However, to ensure your representation at the Meeting,  you are urged to mark, sign, date
and  return  the   enclosed   proxy  card  as   promptly   as  possible  in  the
postage-prepaid  envelope  enclosed.  Any stockholder  attending the Meeting may vote in person even if such  stockholder  has  returned a proxy,  as long as the shares are held in the  stockholder's  name or the brokerage firm, bank or other holder of record acting as the stockholder's  nominee confirms the stockholder's ownership  in writing.  A list of  stockholders  entitled to vote at the Meeting will be  available  for  inspection  at our  offices.  If you have  any  further questions concerning the Meeting or any of the proposals,  please contact Walter
F. Schneider at (914) 686-3650.

                                         By Order of the Board of Directors

                                         /s/ Walter F. Schneider
                                         ------------------------------
                                         Walter F. Schneider
                                         Chief Executive Officer and President

Valhalla, New York
Dated: May 31, 2005

                          DEL GLOBAL TECHNOLOGIES CORP.
                                ONE COMMERCE PARK
                               VALHALLA, NY 10595
                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 30, 2005
                                ----------------

                                  INTRODUCTION

     This Proxy  Statement is being  furnished to  stockholders  by the Board of
Directors  of  DEL  GLOBAL  TECHNOLOGIES  CORP.,  a New  York  corporation  (the
"Company"),   in  connection  with  the  solicitation  of  the  proxies  in  the accompanying  form for use at the 2005  Annual  Meeting of  Stockholders  of the
Company (the "Meeting") to be held on Thursday, June 30, 2005, at the offices of
Olshan Grundman Frome  Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th
Street,  New York, NY 10022 at 10:00 a.m.,  local time, or at any adjournment or postponement thereof.

     The date of this Proxy Statement is May 31, 2005, the  approximate  date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                               GENERAL INFORMATION

     PLACE AND TIME. The Meeting will be held at the offices of Olshan  Grundman
Frome  Rosenzweig & Wolosky LLP,  Park Avenue  Tower,  65 East 55th Street,  New
York, NY 10022 on Thursday, June 30, 2005 at 10:00 a.m. local time.

     RECORD DATE AND VOTING.  The Board of Directors fixed the close of business on  Wednesday,  May 25,  2005,  as the record date (the  "Record  Date") for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters  presented at the Meeting.  Such stockholders will be entitled to one vote for each share held on each matter  submitted  to a vote at the  Meeting.  On the  Record  Date,  there  were  10,605,188  shares  of the
Company's Common Stock,  $.10 par value per share (the "Common  Stock"),  issued and  outstanding,  each of which is  entitled  to one vote on each  matter to be voted upon. Stockholders may vote in person or by proxy.

     PURPOSES OF THE MEETING. The purpose of the Meeting is to vote upon (i) the election of six (6) directors for the ensuing year; and (ii) such other business
as  may  properly  be  brought  before  the  Meeting  and  any   adjournment  or
postponement thereof.

     QUORUM.  The required quorum for the transaction of business at the Meeting is a majority  of the votes  eligible  to be cast by holders of shares of Common
Stock issued and  outstanding  on the Record Date.  Shares that are voted "FOR,"
"AGAINST"  or  "WITHHELD  FROM" a matter  are  treated  as being  present at the
Meeting for  purposes of  establishing  a quorum and are also  treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter.

     ABSTENTIONS  AND BROKER  NON-VOTES.  Broker  "non-votes"  and the shares of
Common  Stock as to which a  stockholder  abstains  are included for purposes of determining  whether a quorum of shares of Common Stock is present at a meeting.
A broker "non-vote" occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have  discretionary  voting  power  with  respect  to that  item and has not received  instructions from the beneficial owner. Neither broker "non-votes" nor abstentions are included in the tabulation of the voting results on the election of directors or issues  requiring  approval of a majority of the Votes Cast and, therefore,  they  do not  have  the  effect  of  votes  in  opposition  in  such tabulations.

     VOTING OF PROXIES. The Board of Directors of the Company is asking for your proxy.  Giving the Board of Directors  your proxy means you authorize it to vote your shares at the Meeting in the manner you direct.  You may vote for all, some or none of the  director  nominees.  You may also vote for or against  the other proposals  or abstain  from  voting.  All valid  proxies  received  prior to the
Meeting  will be voted.  All shares  represented  by a proxy will be voted,  and where a stockholder specifies by means of the proxy a choice with respect to any matter  to be acted  upon,  the  shares  will be voted  in  accordance  with the specification  so made. If no choice is indicated on the proxy,  the shares will be voted FOR the  Company's  six (6) director  nominees and as the proxy holders may  determine  in their  discretion  with  respect  to any other  matters  that properly come before the Meeting.  A stockholder giving a proxy has the power to revoke  his or her  proxy,  at any  time  prior  to the  time  it is  voted,  by delivering to the Secretary of the Company a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the Meeting and voting in person. The directors  receiving a plurality of Votes Cast will be elected  to fill the seats of our Board of  Directors.  As of the  Record  Date,
there  were  10,605,188   shares  of  the  Company's  Common  Stock  issued  and
outstanding.  The  form of  proxy  accompanying  this  Proxy  Statement  confers discretionary  authority upon the named  proxyholders with respect to amendments or variations to the matters  identified in the  accompanying  Notice of Meeting and with  respect  to any other  matters  which may  properly  come  before  the
Meeting. As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters  expected to come before the
Meeting which are not referred to in the accompanying Notice of Annual Meeting.

     ATTENDANCE  AT THE  MEETING.  Only  holders of Common  Stock,  their  proxy holders and the Company's invited guests may attend the Meeting.  If you wish to attend the Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the  Meeting.  For  example,  you could  bring an  account  statement showing that you beneficially  owned shares of Common Stock of the Company as of the Record Date as acceptable proof of ownership.

     COSTS OF  SOLICITATION.  The  Company  will bear the cost of  printing  and mailing proxy  materials,  including the reasonable  expenses of brokerage firms and others for  forwarding  the proxy  materials to beneficial  owners of Common
Stock. In addition to solicitation by mail,  solicitation may be made by certain directors,  officers  and  employees of the Company,  or firms  specializing  in solicitation;  and  may be made in  person  or by  telephone  or  telegraph.  No additional compensation will be paid to any director, officer or employee of the
Company  for  such   solicitation.   The  Company  has  retained  Innisfree  M&A
Incorporated as proxy solicitor, for a fee of $5,000 plus expenses.

     CERTAIN FINANCIAL  INFORMATION.  Please take note that the Company's Annual
Report on Form 10-K for the fiscal  year ended July 31,  2004 (the "2004  Annual
Report")  (without  exhibits)  and Amendment No. 1 thereto filed on November 29,
2004 (the "2004  Amendment")  (without  exhibits)  are enclosed  with this Proxy
Statement.

     ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE COPIES OF THE 2004
ANNUAL  REPORT  AND  THE  2004  AMENDMENT,  INCLUDING  THE  COMPANY'S  CERTIFIED
FINANCIAL STATEMENTS AND ANY EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "COMMISSION"), BY WRITING TO THE CORPORATE SECRETARY, DEL GLOBAL
TECHNOLOGIES CORP., ONE COMMERCE PARK, VALHALLA, NY 10595.

                        PROPOSAL I--ELECTION OF DIRECTORS

NOMINEES

     The Board is  presently  comprised of six (6)  directors,  four (4) of whom were elected at the Company's Annual Meeting of Stockholders held on January 14,
2004 and two (2) of whom were  appointed  by the Board of Directors on April 27,
2005. Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons  named below as directors of the Company.  Directors elected at the Meeting will serve until the next Annual Meeting of  Stockholders of the Company and until their  successors  shall be duly  elected and  qualify.
Each of the nominees currently serves as a director of the Company. The terms of office of the current  directors expire at the Meeting and when their successors are duly elected and  qualify.  The Company has no reason to believe that any of the nominees  will be unable or  unwilling  to serve as a director,  if elected.
Should any of the  nominees  not remain a candidate  for election at the date of the  Meeting,  the Proxies  will be voted in favor of those  nominees who remain candidates  and may be voted for  substitute  nominees  selected by the Board of
Directors.

INFORMATION WITH RESPECT OF NOMINEES

     The names and ages of each  nominee for  director of the  Company,  each of their  principal  occupations  at  present  and for the past  five (5) years and certain other information about each of the nominees are set forth below:

                                    ALL OFFICES WITH
      NAME                   AGE    THE COMPANY(1)            DIRECTOR SINCE
      ----                   ---    --------------            --------------
Gerald M. Czarnecki           65    Director                       2003
Edgar J. Smith, Jr.           70    Director                       2002
Walter F. Schneider           70    Director, President and        2003
                                    Chief Executive
                                    Officer
James R. Henderson            47    Director                       2003
General Merrill A. McPeak     69    Director                       2005
James Risher                  62    Director                       2005

(1) See also the "Committee Membership" chart included in this Proxy Statement.

     GERALD M. CZARNECKI  joined the Board on June 3, 2003. He has served as the
Chairman  of The  Deltennium  Corporation,  a  privately  held  holding  company
("Deltennium"),  since November 1995.  Deltennium  operates as a holding company for  various  operating  businesses  of which  Mr.  Czarnecki  is the  principal stockholder,  including Deltennium Capital,  Inc., a venture capital firm. Prior to forming Deltennium, Mr. Czarnecki had a broad career as a corporate executive including serving as Chairman & CEO of Honfed Bank, a multi-billion dollar bank;
President of UNC Inc.,  a  manufacturing  and  services  company in the aviation industry;  and Senior Vice President of Human  Resources and  Administration  of
IBM,  the world's  largest  computer  company.  He has served as a member of the
Board of Directors and Chairman of the Audit  Committee of State Farm  Insurance
Companies since 1998; serves as non-executive  Chairman of InPractice,  LLC; and
serves as a member of the Board of Directors  and member of the Audit  Committee of ATM  National,  Inc. He is Chairman of the Board of Directors of the National
Association of Corporate Directors ("NACD"), Florida Gateway Chapter, and serves as a faculty  member for the NACD. He is also Chairman of the Board of Directors of the National  Leadership  Institute,  a non-profit  leadership and governance organization.

     EDGAR J. SMITH,  JR. has been a member of the Company's  Board of Directors since December  2002. He was Vice  President,  General  Counsel and Secretary of
Witco Corporation from 1998 until his retirement in 1999. Previously,  Mr. Smith had been Vice  President,  General  Counsel  and  Secretary  of  General  Signal
Corporation  (NYSE).  Mr.  Smith  is also a  director  of Pro  Arte  Singers  of
Stamford, CT as well as The University Glee Club of New York City, NY.

     WALTER F.  SCHNEIDER has been a member of the Company's  Board of Directors since  November  20, 2003 and has served as our  President  and Chief  Executive
Officer since October 10, 2003.  Prior to his appointment as President and Chief
Executive Officer,  Mr. Schneider was appointed President of Del Medical Systems
Group and Villa Sistemi  Medicali  S.p.A. in April 2002, and prior to that date, he was the Senior Vice President of Operations of the Del Medical  Systems Group
from the time he joined  us in 2000 to April  2002.  From  1985 to 1999,  he was
President of the Bennett  Division of Thermo  Electron  Co., a  manufacturer  of general purpose radiology equipment.

     JAMES R.  HENDERSON has been a member of the  Company's  Board of Directors since  November  20,  2003 and  Chairman of the Board  since May 12,  2005.  Mr.
Henderson has served as a Vice President of Steel  Partners,  Ltd., a management and advisory company, since March 2002. Mr. Henderson served as a Vice President of Steel  Partners  Services,  Ltd.  from August 1999  through  March 2002.  Mr.
Henderson has served as President and Chief  Operating  Officer of  WebFinancial
Corporation   ("WebFinancial"),   which,  through  its  operating  subsidiaries,
operates in niche banking markets,  since November 2003. He has also served as a director of the WebBank  subsidiary of WebFinancial,  an FDIC insured,  State of
Utah  Industrial  Loan  Corporation  since March 2000,  Acting  Chief  Executive
Officer of WebBank from  November 2004 until May 2005 and as Chairman of WebBank since  November  2004.  He has also served as President  of Gateway  Industries,
Inc.,  a provider of database  development  and website  design and  development services,  since  December  2001.  Mr.  Henderson has served as a director of SL
Industries,  Inc. ("SLI"), a manufacturer and marketer of power and data quality
systems  and  equipment  for   industrial,   medical,   aerospace  and  consumer
applications,  since January 2002. Mr. Henderson has served as a director of BNS
Corporation  since  June  2004.  Mr.  Henderson  served  as a  director  of  ECC
International   Corp.,  a  manufacturer  and  marketer  of  computer  controlled
simulators  for  training   personnel  to  perform   maintenance  and  operation
procedures on military weapons,  from December 1999 until September 2003, and as acting Chief  Executive  Officer  from July 2002 until March 2003.  From January
2001 to August 2001,  Mr.  Henderson  served as  President of MDM  Technologies,
Inc., a direct mail and  marketing  company that was  principally  controlled by
WebFinancial's Chief Executive Officer and Chairman. From 1996 to July 1999, Mr.
Henderson  was  employed  in  various  positions  with Aydin  Corporation  which included a tenure as President and Chief Operating  Officer from October 1998 to
June 1999.  Prior to his employment with Aydin  Corporation,  Mr.  Henderson was employed  as an  executive  with UNISYS  Corporation,  an  e-business  solutions provider.  Mr.  Henderson  earned a B.S. in  Accounting  from the  University of
Scranton.

     GENERAL MERRILL A. MCPEAK has served as President of McPeak & Associates, a management  consulting  firm,  since 1995.  General  McPeak entered the U.S. Air
Force in 1957 and  served in  various  positions  throughout  his  tenure.  From
October 1990 until October 1994, he was Chief of Staff of the U.S. Air Force. He
also served as  Commander-in-Chief,  Pacific  Air Forces,  from 1988 until 1990,
Commander,  Twelfth Air Force,  from 1987 until 1988 and Deputy  Chief of Staff,
Programs  and  Resources,  from 1985  until  1987.  He serves as a  director  of
Tektronix, Inc., a manufacturer and marketer of test, measurement and monitoring
solutions,   GigaBeam   Corporation,   a  designer  and  developer  of  wireless
point-to-point  communications equipment, Health Sciences Group Inc., a provider of  nutritional  products and food  ingredients  based on natural  sources,  and several  private  companies.  He received a bachelor of arts degree in economics from San Diego  State  College and a master of science  degree in  international relations from George Washington University.

     JAMES RISHER has been the Managing Partner of Lumina Group,  LLC, a private company  engaged  in the  business  of  consulting  and  investing  in small and mid-size  companies,  since 1998.  From  February  2001 to May 2002,  Mr. Risher served as  Chairman  and Chief  Executive  Officer of BlueStar  Battery  Systems
International, Inc., a Canadian public company that is an e-commerce distributor of  electrical  and  electronic  products  to  selected  automotive  aftermarket segments and targeted industrial  markets.  From 1986 to 1998, Mr. Risher served as a director, Chief Executive Officer and President of Exide Electronics Group,
Inc. ("Exide"), a global leader in the uninterruptible power supply industry. He also served as Chairman of Exide from December 1997 to July 1998. Mr. Risher has also been a director of SLI since May 2003 and a director of New Century  Equity
Holdings  Corp.,  a holding  company  seeking to acquire a new  business,  since
October 2004.

     During  the  Company's  fiscal  year  ended  July 31,  2004,  the  Board of
Directors held 21 regularly scheduled and special meetings.  During this period, all of the directors  attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of  Directors  and the total number of meetings held by all  committees of the Board of Directors on which each such director  served (during the periods  during which such director  served on such committee).

     Each  director  is  expected  to make  reasonable  efforts to attend  Board meetings,  meetings  of  committees  of which such  director is a member and the
Annual  Meeting of  Stockholders.  Seven board members  attended the 2004 Annual
Meeting of Stockholders.

     The Company has three standing committees:  the Audit Committee (the "Audit
Committee"),  the  Compensation  and Stock Option  Committee (the  "Compensation
Committee"),  and the  Nominating  and  Governance  Committee  (the  "Nominating
Committee").  Each of these  committees  has a written  charter  approved by the
Board of  Directors.  A copy of each  charter can be found  under the  "Investor
Relations" section of our website at www.delglobal.com.  Additionally, a copy of the charter for the Audit  Committee  is attached as EXHIBIT B to the  Company's
Proxy Statement for the 2003 annual meeting of  stockholders  filed on April 29,
2003.

     The members of the committees are identified in the following table.

                              COMMITTEE MEMBERSHIP

                                            Compensation    Nominating
                                             and Stock         and
                                  Audit        Option       Governance
      Director                  Committee    Committee      Committee
      --------                  ---------    ---------      ---------

GERARD M. CZARNECKI              CHAIR                          X
EDGAR J. SMITH, JR.                X                            X
JAMES R. HENDERSON                             CHAIR            X
GENERAL MERRILL A. McPEAK                        X              X
JAMES RISHER                       X                            X

     The Audit Committee is responsible for reviewing the financial  information which will be  provided  to  stockholders  and  others,  the systems of internal controls,  which  management  and the Board of Directors have  established,  the performance and selection of independent  auditors,  and the Company's audit and financial reporting  processes.  The Audit Committee held 15 meetings during the last fiscal year. The Board of Directors has determined that Mr. Czarnecki is an
"audit committee  financial expert" as defined in Item 401(h) of Regulation S-K.
Although  the  Company  is  currently  not listed on any  exchange,  each of Mr.
Czarnecki  and the other  members  of the  Audit  Committee  is an  "independent director"  as  defined  in Rule 4200 of the  Marketplace  Rules of the  National
Association of Securities Dealers, Inc. ("NASD").

     The basic  responsibility  of the  Compensation  Committee is to review the performance  and  development  of  management in achieving  corporate  goals and objectives and to ensure that the Company's  senior  executives are  compensated effectively  in a manner  consistent  with the Company's  strategy,  competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the  Compensation  Committee  oversees all of the  Company's  compensation, equity and employee benefit plans and payments,  including the Company's amended and restated stock option plan dated as of December 14, 2000, as amended on July
17, 2003.  The  Compensation  Committee  held 8 meetings  during the last fiscal year. Although the Company is currently not listed on any exchange,  each of the members of the Compensation Committee is an "independent director" as defined in
Rule 4200 of the  Marketplace  Rules of the NASD,  and an "outside  director" as defined in Section 162(m) of the Internal  Revenue Code of 1986, as amended (the
"Internal Revenue Code").

     The Nominating  Committee is responsible for recommending to the full Board of Directors  candidates for election to the Board of Directors.  The Nominating
Committee held no meetings during the last fiscal year. The Nominating Committee considers nominees proposed by stockholders.  To recommend a prospective nominee for the Nominating  Committee's  consideration,  stockholders  should submit the candidate's name and qualifications to the corporate secretary in writing to the following address: Del Global Technologies Corp., One Commerce Park, Valhalla NY
10504,  Attn: Walter F. Schneider,  with a copy to the Company's General Counsel at the following  address:  Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park
Avenue  Tower,  65 East 55th  Street,  New York,  New York 10022,  Attn:  Steven
Wolosky, Esq. Although the Company is currently not listed on any exchange, each of the members of the  Nominating  Committee  is an  "independent  director"  as defined in Rule 4200 of the Marketplace Rules of the NASD.

     In  considering  Board  candidates,  the  Nominating  Committee  takes into consideration  the  Company's  Corporate  Governance  Guidelines,  the Company's
policy  regarding  stockholder  recommended  director  candidates,  as set forth above,  and all other  factors  that it deems  appropriate,  including,  but not limited to, the individual's  independence,  character,  education,  experience, knowledge and skills. The Nominating Committee will also consider: the extent of the individual's experience in business, education or public service; his or her ability to bring a desired range of skills,  diverse perspectives and experience to the Board;  and whether the individual  possesses high ethical  standards,  a strong  sense of  professionalism  and is capable of serving  the  interests  of
stockholders.   In  addition  to   reviewing  a   candidate's   background   and
accomplishments, candidates for director nominees are reviewed in the context of the current  composition  of the Board and the evolving  needs of the  Company's businesses.  It is the  Board's  policy that at all times at least a majority of its members meet the standards of  independence  promulgated by the NASD and the
SEC  and  as  set  forth  in  the  Company's  Corporate  Governance  Guidelines.
Additionally,  the  Nominating  Committee  will consider the number of boards on which the candidate  already serves when assessing whether the candidate has the appropriate time to devote to Board service.

     Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or  consideration  of director  candidate recommendations received from a stockholder, or a formal process for identifying and  evaluating  nominees  for  directors  (including  nominees  recommended  by stockholders). These issues will be considered by the Committee, which will then make a recommendation to the Board.

     DIRECTOR COMPENSATION

     The Board compensation consists generally of the following:

     o    Each non-employee director will receive an annual retainer of $20,000;

     o    Each  non-employee  director will receive an additional  fee of $1,000 per each full length Board meeting attended (with lesser  compensation for telephonic  meetings,  at the discretion of the chair of the Board or committee, as applicable);

     o    Each non-employee member of each standing committee will receive a fee of $500 per each full-length committee meeting attended;  and $250 for shorter duration committee meetings attended;

     o    Chairs of the Board and the various standing committees, excepting the
          Audit  Committee,  will receive  double  meeting  fees. In lieu of the foregoing, the Chair of the Audit Committee will receive an additional
          $1,000 per Audit Committee meeting;

     o    In  addition  to the above  meeting  fees,  the  Chairman of the Board receives $750 per each day other than Board meeting days,  where he or she spends more than half of such day  working at Company  facilities;
          and

     o    Each  non-employee  member of the Board  receives a one-time  grant of
          25,000  options  to  purchase  the  Company's  Common  Stock,  with an exercise price equal to the fair market value on the date of grant.

     There were no options  granted to  non-employee  directors  during the last fiscal year,  except for the grant of 25,000  options to purchase the  Company's
Common Stock,  with an exercise price equal to the fair market value on the date of grant,  to each of Michael J. Cheshire and James R.  Henderson.  On April 27,
2005,  James Risher and General  Merrill A. McPeak were each granted  options to purchase  25,000 shares of Common Stock at an exercise price of $2.70 per share, and Walter F. Schneider was granted options to purchase 100,000 shares of Common
Stock at an exercise price of $2.70 per share.

     On June 16, 2004, the Board of Directors approved payment to Ms. Hopgood of
$350.00 per hour for her time spent at Company facilities on Company matters, in lieu of the per diem fee described above.

     RECOMMENDATION

     THE  COMPANY'S  BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE ELECTION OF
EACH OF THESE NOMINEES.

                                   MANAGEMENT

ADDITIONAL EXECUTIVE OFFICERS OF THE COMPANY WHO ARE NOT DIRECTORS OR DIRECTOR
      NOMINEES

     MARK A. KOCH, 46, was appointed Treasurer and Principal  Accounting Officer on August 24, 2004 and was appointed  Secretary on September 17, 2004.  Prior to his appointment as Treasurer and Principal  Accounting Officer,  Mr. Koch served as our  Corporate  Controller  and  Assistant  Secretary  since  February  2003, responsible  for internal and external  financial  reporting,  domestic  working capital management, and treasury functions. From 1998 through 2003, Mr. Koch was
Corporate  Controller,  Secretary  and Treasurer of SEMX  Corporation,  a NASDAQ
listed  corporation,   providing  specialty  materials  and  thermal  management
solutions to the wireless, internet infrastructure and electronics industries.

                                       10

                              CORPORATE GOVERNANCE

     Our  business,  property  and  affairs  are  managed  by,  or are under the direction  of,  the  Board  of  Directors  pursuant  to the  New  York  Business
Corporation Law and our by-laws and certificate of incorporation. Members of the
Board of Directors are kept informed of our business  through  discussions  with
Walter F.  Schneider,  our Chief Executive  Officer and President,  and with key
members  of  management,   by  reviewing  materials  provided  to  them  and  by
participating in meetings of the Board of Directors and its committees.

     The  Company  maintains a corporate  governance  page on its website  which includes key information about its corporate governance  initiatives,  including the Company's  Corporate  Governance  Guidelines,  Code of Business  Conduct and
Ethics and charters for the Audit Committee,  the Compensation Committee and the
Nominating  Committee of the Board of Directors.  The corporate  governance page can be found at WWW.DELGLOBAL.COM, by clicking on "Investor Relations," and then on "Corporate Governance."

     The  Company's  policies and  practices  are  compliant  with the corporate governance  requirements  of the  Sarbanes-Oxley  Act  of  2002.  The  Company's
initiatives have included:

     o    The  Board  of  Directors  has  adopted  clear  corporate   governance
          policies;

     o    A majority of the board members are independent of the Company and its management;

     o    All members of the standing board  committees -- the Audit  Committee, the  Compensation  Committee,  and  the  Nominating  Committee  -- are
          independent;

     o    The  independent  members  of the Board of  Directors  meet  regularly without the presence of management;

     o    The  charters  of  the  board  committees   clearly   establish  their
          respective roles and responsibilities;

     o    The Company's  employees  have received  training on, and affirmed the
          Company's Code of Business Conduct and Ethics;

     o    The Chairman of the Company's Audit Committee  serves as the Company's
          Compliance  Officer and monitors a hotline  available to all employees for reporting business abuses,  including the anonymous  submission of employee  complaints on  accounting,  internal  controls,  or auditing matters;

     o    The Company has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer; and

                                       11

     o    The Company has an outsourced  internal  audit  control  function that maintains  critical  oversight  over the key areas of its business and financial  processes  and  controls,  and  meets  regularly  with  the
          Company's Audit Committee without the presence of management.

                                       12

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information  concerning beneficial ownership of Common  Stock of the  Company  outstanding  at May 25, 2005 by each person or entity  (including  any "Group" as such term is used in Section  13(d)(3) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act")),  known by the
Company to be the beneficial  owner of more than five percent of its outstanding
Common Stock.  The percentage  ownership of each beneficial  owner is based upon
10,605,188  shares of Common  Stock issued and  outstanding  as of May 25, 2005,
plus  shares  issuable  upon  exercise  of  options,   warrants  or  convertible
securities  (exercisable  within 60 days  after said date) that are held by such person  or  entity,  but not  those  held by any other  person  or  entity.  The information  presented in this table is based upon the most recent  filings with the Commission by such persons or upon  information  otherwise  provided by such persons  to the  Company.  Unless  otherwise  indicated,  the  address  for each beneficial holder is One Commerce Park, Valhalla, NY 10595.

Name and Address of                Amount and Nature of
 Beneficial Owner                 Beneficial Ownership(1)     Percent of Class
 ----------------                 -----------------------     ----------------

Benson Associates LLC                  1,159,163(2)                10.9%
111 SW 5th, Suite 2130
Portland, OR  97204

Royce & Associates LLC                   656,410(3)                 6.2%
1414 Avenue of the Americas
New York, NY  10019

Warren G. Lichtenstein                 1,867,062(4)                17.6%
c/o Steel Partners II, L.P.
590 Madison Avenue
32nd Floor
New York, NY  10022

Wells Fargo & Company                  1,415,272(5)                13.3%
420 Montgomery Street
San Francisco, CA  94104

Wellington Management Co. LLP          1,020,235(6)                 9.6%
75 State Street
Boston, MA  02109

Samuel P. Sporn                        1,166,666(7)                11.0%(7)
c/o Schoengold & Sporn, P.C.
19 Fulton Street, Suite 406
New York, NY  10038

                                       13

----------------------
(1) Unless otherwise noted, each beneficial owner has sole voting and investment power with respect to the shares shown as beneficially owned by him or it.

(2) According to information  contained in a Schedule 13G/A dated March 5, 2003,
Benson  Associates,  LLC ("Benson"),  an investment advisor registered under the
Investment  Advisors Act of 1940 ("Investment  Act"), is the beneficial owner of
1,159,163 shares of Common Stock. In its role as investment advisor,  Benson has sole power to vote and  dispose of these  shares of Common  Stock but  disclaims beneficial ownership of such shares owned by it in a fiduciary capacity.

(3)  According to  information  contained  in Amendment  No. 3 to a Schedule 13G dated  December 31, 2004,  Royce &  Associates,  LLC  ("Royce"),  an  investment advisor  registered under the Investment Act, is the beneficial owner of 656,410 shares of Common Stock. In its role as investment advisor,  Royce has sole power to vote and dispose of the shares of Common Stock owned by Royce.

(4) According to information  contained in a Form 4 dated April 22, 2005,  Steel
Partners II, L.P., a Delaware limited partnership ("Steel Partners"),  Warren G.
Lichtenstein,  and Steel Partners, LLC, a Delaware limited liability corporation
("Partners LLC") collectively is the beneficial owner of 1,838,416 shares of our
Common  Stock.  Partners  LLC is the  general  partner  of Steel  Partners.  Mr.
Lichtenstein is the sole executive  officer and managing member of Partners LLC.
By  virtue  of  his  positions   with  Steel  Partners  and  Partners  LLC,  Mr.
Lichtenstein  has the sole power to vote and dispose of the 1,838,416  shares of our  Common  Stock  owned by Steel  Partners  and  Partners  LLC.  According  to information  contained in an amendment to Schedule 13D filed on a Schedule 13D/A dated October 16, 2003 filed jointly by Steel  Partners,  Mr.  Lichtenstein  and
WebFinancial    Corporation,    a   Delaware    corporation    ("WebFinancial"),
(collectively,  the "Group"), WebFinancial has sole power to vote and dispose of
28,646 shares of our Common Stock. Mr.  Lichtenstein is also the Chief Executive
Officer and director of WebFinancial  Corporation.  Mr.  Lichtenstein  disclaims beneficial ownership of the 28,646 shares owned by WebFinancial.

(5)  According to  information  contained  in Amendment  No. 3 on a Schedule 13G dated  February  11, 2004,  Wells Fargo & Company  ("Wells  Fargo"),  the parent
company  of  Wells  Capital  Management   Incorporated  ("Wells  Capital"),   an
investment  adviser  registered  under the  Investment  Act,  may be deemed  the beneficial owner of 1,415,272 shares of Common Stock of the Company.  Clients of
Wells  Capital  are the  owners of record of the shares  held by Wells  Capital.
Accordingly,  in its role as investment advisor, Wells Capital has sole power to vote as to  1,371,345  shares of our  Common  Stock and sole power to dispose of
1,415,272 shares of our Common Stock.

(6)  According to  information  contained  in Amendment  No. 4 to a Schedule 13G dated December 31, 2004, Wellington  Management Company, LLP ("Wellington"),  an
investment  advisor  registered  under the  Investment  Act,  may be deemed  the beneficial owner of 1,020,235 shares of Common Stock of the Company.  Clients of

                                       14

Wellington  are  the  owners  of  record  of  the  shares  held  by  Wellington.
Accordingly,  in its role as investment advisor,  Wellington has shared power to vote as to  597,709  of our  Common  Stock and  shared  power to  dispose of all
1,020,235 shares of our Common Stock owned by Wellington.

(7) According to public record, as described below, Mr. Sporn  beneficially owns
1,166,666 shares. However, the Company believes that Mr. Sporn has sold all or a significant portion of these shares and has not filed a report of such sale with the  Commission.  According  to  information  contained  in a Schedule 13D dated
January  21,  2003,  Schoengold  &  Sporn,  P.C.  ("Schoengold"),   a  New  York
professional  corporation,  engaged in the  practice  of law,  may be deemed the beneficial  owner of 833,333  shares of Common Stock.  Messrs.  Samuel P. Sporn,
Joel P. Laitman and Christopher  Lometti are attorneys with Schoengold.  None of
Messrs. Sporn, Laitman or Lometti beneficially own any shares or have individual power to vote or dispose or direct the  disposition  of the shares of our Common
Stock owned by Schoengold.  Accordingly, Schoengold has sole power to direct the vote and sole power to dispose  or direct the  disposition  of the shares of our
Common Stock owned by Schoengold.  The beneficial  ownership of Schoengold  also includes a warrant to purchase 333,333 shares of our Common Stock.

                                       15

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth information  concerning beneficial ownership of Common Stock of the Company outstanding at May 25, 2005 by (i) each director;
(ii) each  executive  officer  of the  Company  (as  identified  in the  Summary
Compensation  table) and (iii) by all directors  and  executive  officers of the
Company as a group.  The percentage  ownership of each beneficial owner is based upon  10,605,188  shares of Common  Stock issued and  outstanding  as of May 25,
2005,  plus shares  issuable upon exercise of options,  warrants or  convertible securities  (exercisable  within 60 days  after said date) that are held by such person,  but not those  held by any  other  person or  entity.  The  information presented  in this  table  is  based  upon  the  most  recent  filings  with the
Commission  by such  persons  or upon  information  otherwise  provided  by such persons  to the  Company.  Unless  otherwise  indicated,  the  address  for each beneficial holder is One Commerce Park, Valhalla, NY 10595.

Name and Address of                Amount and Nature of
 Beneficial Owner                 Beneficial Ownership(1)     Percent of Class
 ----------------                 -----------------------     ----------------
Samuel E. Park                                0                      *

Thomas V. Gilboy                              0                      *

Edward Ferris                            37,500(2)                   *

Daniel J. Pisano, Jr.                         0                      *

Walter F. Schneider                     171,000(2)                  1.6%

Edgar J. Smith, Jr.                      23,050(2)                   *

Gerald M. Czarnecki                      28,750(2)                   *

James R. Henderson                       12,500(2)(3)                *

General Merrill A. McPeak                11,250(2)                   *

James Risher                              6,250(2)                   *

All Directors and Named                 290,300(2)                 2.7%
Executive Officers as a
group(12 persons)
----------------------------------
*Represents less than 1% of the outstanding shares of our Common Stock.

(1) Unless otherwise noted,  each director and executive officer has sole voting and investment  power with respect to the shares shown as beneficially  owned by him.

                                       16

(2) Includes  shares of our Common Stock which may be acquired upon the exercise of stock  options  which are presently  exercisable  or will become  exercisable within 60 days of May 25, 2005 as  follows:  Edward  Ferris - 37,500,  Walter F.
Schneider - 171,000, Edgar J. Smith, Jr. - 18,750, Gerald M. Czarnecki - 18,750,
James R. Henderson - 12,500,  General Merrill A. McPeak - 6,250 and James Risher
- 6,250.

(3) Mr.  Henderson is a Vice  President of Steel  Partners,  Ltd.,  an entity of which Warren G. Lichtenstein is an affiliate by virtue of his ownership of Steel
Partners,  Ltd.  directly and through Steel Partners II, L.P., and Mr. Henderson is also the President and Chief Operating Officer of WebFinancial. Mr. Henderson
disclaims  beneficial  ownership  of the  1,867,062  shares of our Common  Stock collectively  owned by the Group and the 28,646 shares of our Common Stock owned by WebFinancial.

                                       17

PROCEDURES FOR CONTACTING DIRECTORS

     The  Company  has  adopted  a  procedure  by  which  shareholders  may send communications  as defined  within Item 7(h) of Schedule  14A under the Exchange
Act to one or more  directors  by  writing to such  director(s)  or to the whole
Board care of the  Corporate  Secretary,  Del  Global  Technologies  Corp.,  One
Commerce  Park,  Valhalla,  New  York  10595.  Any such  communications  will be promptly  distributed by the Secretary to such individual  director(s) or to all directors if addressed to the whole Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section  16(a) of the  Exchange Act  requires  the  Company's  officers and directors,  and persons who own more than ten percent of a  registered  class of the  Company's  equity  securities,  to file  reports of ownership on Form 3 and changes in ownership  on Form 4 or Form 5 with the  Commission.  Such  officers, directors and 10%  stockholders are also required by Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based  solely on its review of the copies of such forms  received by it, or written  representations  from certain reporting persons,  the Company believes, during the fiscal year ended July 31, 2004,  that there was compliance  with all
Section 16(a) filing requirements applicable to its officers,  directors and 10%
stockholders.

                                       18

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following  Summary  Compensation  Table sets forth the  compensation of
Walter Schneider,  our Chief Executive Officer, Samuel E. Park, our former Chief
Executive Officer and our other four most highly compensated  executive officers during our fiscal years ended July 31, 2004, August 2, 2003 and August 3, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                                                  Long-Term
                                                                              Annual Compensation                Compensation
                                                                              -------------------                ------------
                                                                                                          Securities      All Other
                                                                                      Other Annual        Underlying       Compen-
Name and Principal Position                   Year         Salary ($)   Bonus ($)(1)  Compensation($)(2)   Options        Sation ($)
---------------------------                   ----         ----------   ------------  ------------------   -------        ----------

Walter F. Schneider                           2004         $269,365     $   --           $ 10,200          50,000(11)        --
Chief Executive Officer                       2003          234,810       22,773           19,140            --              --
President, Medical Systems Group              2002(10)      203,462       88,000           12,253          36,000(5)         --

Thomas V. Gilboy                              2004          206,519         --               --              --              --
Chief Financial Officer                       2003          205,320       19,172             --              --              --
                                              2002(6)       187,924       80,000             --              --              --

Edward Ferris                                 2004          199,149         --             53,250(3)         --              --
Senior Vice President,                        2003          201,156       21,404           54,060            --              --
Corporate and                                 2002(7)        11,638        6,667            4,505            --              --
Organizational Development

Samuel E. Park                                2004(4)       285,297         --              8,120(2)         --            3,386(12)
Former Chief Executive Officer                2003          370,092       18,754           81,842            --              --
                                              2002          353,901      220,500           64,425          50,000(5)         --

Daniel J. Pisano, Jr                          2004(9)          --           --               --              --              --
President, Power                              2003          228,467       12,000             --              --              --
Conversion Group                              2002          227,758       88,000             --            54,000(5)(8)      --

---------------------------
(1)   The figures  reported in the bonus  column  represent  amounts  earned and accrued for each year.

(2)   The  amounts  in this  column  represent  payments  on behalf  of  Messrs.
      Schneider, Park and Ferris related to company apartments for their use and use of a car for Mr. Park. Other than as disclosed  herein,  the aggregate amount of any  perquisites or other  personal  benefits for any individual executive  officer was less than $50,000 or 10% of the total annual salary and bonus for such  officer,  and is  therefore  not included in the above table.

(3)   With  regard  to  Mr.  Ferris,   fiscal  year  2004  amounts   include  an
      apportionment  of  reimbursements  of part of the  calendar  year 2004 tax liability related to the use of the company apartments of $21,300.

                                       19

(4)   Effective  October 10,  2003,  Mr. Park was  replaced by Mr.  Schneider as
      Chief  Executive  Officer.  Mr.  Park  was  paid  through  the  end of his employment contract on April 28, 2004.

(5)   Includes  nonqualified  stock  options  granted on October 17, 2001.  Such stock options  became  exercisable  immediately  with an exercise price of
      $1.80, but such options were terminated on October 10, 2003.

(6)   Mr. Gilboy was hired as Chief  Financial  Officer on February 27, 2001, at an annual base salary of $180,000. Mr. Gilboy resigned from the Company on
      August 23, 2004.

(7)   Mr.   Ferris  was  hired  as  Senior   Vice   President,   Corporate   and
      Organizational  Development  on July 1, 2002 at an annual  base  salary of
      $200,000. Mr. Ferris resigned from the Company, effective April 1, 2005.

(8)   Includes  nonqualified stock options granted on August 3, 2001. Such stock options become  exercisable in increments of 25% per year with an exercise price of $1.15. They are exercisable through August 2, 2011.

(9)   Mr. Pisano resigned from the Company on January 29, 2004.

(10)  Mr.  Schneider  was  hired on  September  18,  2000 and was  appointed  as
      President,  Medical  Systems Group on April 22, 2002,  with an annual base salary of $220,000.  Effective  October 10,  2003,  Mr.  Schneider  became
      President and Chief Executive Officer.

(11)  Consists of nonqualified  stock options granted on November 20, 2003. Such options become  exercisable 25% each year with an exercise price of $2.10.
      They are exercisable through November 20, 2013.

(12)  Consists of premiums on life  insurance  the Company paid on behalf of Mr.
      Park.

     The  following  options were granted in the fiscal year ended July 31, 2004 to the executive officers named in the Summary  Compensation Table in this Proxy
Statement:

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                Potential Realizable
                                                                                                  Value At Assumed
                                                                                                Annual Rates of Stock
                                                                                               Price Appreciation for
                                   Individual Grants                                               Option Term(3)
                                   -----------------                                               --------------
                           Number of Securities     Percent of
                           Underlying Options      Total Options
                                 Granted            Granted to      Exercise
                                                   Employees in      Price       Expiration
Name                              (#)             Fiscal Year (1)   ($/Sh) (2)      Date         5%($)       10%($)
----                              ---             ---------------   ----------      ----         -----       ------

Walter Schneider (4)             50,000               83.3%       $   2.10        11/20/2013   $ 66,034     $167,343
Thomas V. Gilboy                   --                  --             --             --           --          --
Edward Ferris                      --                  --             --             --           --          --
Samuel E. Park                     --                  --             --             --           --          --
Daniel J. Pisano, Jr               --                  --             --             --           --          --

(1)   Based on options to purchase an aggregate of 60,000 shares of Common Stock granted to employees (including employee directors) during the fiscal year ended July 31, 2004.  The  foregoing  total  excludes  options  granted to non-employee directors.

(2)   The  exercise  price per share of each option was equal to the quoted fair market value of the shares of Common Stock on the date of grant.

                                       20

(3)   The  potential  realizable  value is  calculated  based on the term of the option at its time of grant.  It is  calculated by assuming that the stock price on the date of  grant  appreciates  at the  indicated  annual  rate, compounded  annually for the entire term of the option and that the option is  exercised  and sold on the  last  day of its term for the  appreciated stock  price.  The 5% and 10% rates  represent  certain  assumed  rates of appreciation  only, in  accordance  with the rules of the  Securities  and
      Exchange  Commission,  and  do  not  reflect  the  Company's  estimate  or projection of future stock price  performance.  Actual gains,  if any, are dependent on the actual further performance of the shares of Common Stock, and no gain to the optionee is possible  unless the stock price  increases over the option term.

(4)   25% of the shares  subject to the option  granted vested on the grant date of November  20, 2003 and the  remaining  shares vest 25% per year on each anniversary date of the grant.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                             Shares                                    Number of Securities                   Value of Unexercised
                            Acquired              Value               Underlying Unexercised                  In-The-Money Options
             Name        On Exercise (#)      Realized ($)          Options At Fiscal Year-End             At Fiscal Year-End ($)(1)
             ----        ---------------      ------------          --------------------------             -------------------------
                                                               Exercisable            Unexercisable    Exercisable     Unexercisable
                                                               -----------            -------------    -----------     -------------
Walter F. Schneider             -                   -             106,000                  40,000           144,600         30,000

Thomas V. Gilboy                -                   -              65,000                       -           111,500              -

Edward Ferris                   -                   -              25,000                  25,000            12,500          12,500

Samuel E. Park                  -                   -                   -                       -                 -              -

Daniel J. Pisano, Jr.           -                   -              41,500                       -            70,025              -

------------------

(1)   Difference  between the fair market value of the underlying  Common Stock,
      $2.90, and the exercise price for in-the-money options on July 31, 2004.

                                       21

                      EQUITY COMPENSATION PLAN INFORMATION

            The following  table  provides  information as of July 31, 2004 with respect to our  shares of Common  Stock  that may be issued  under our  existing equity compensation plans:

                                                                         (a)                                           (c)
                                                                      Number of                 (b)                 Number of
                                                                  Securities to be           Weighted-             securities
                                                                    issued upon               average               remaining
                                                                     exercise of           exercise price         available for
                                                                    outstanding            of outstanding        future issuance
                                                                      options,                options,            under equity
                                                                      warrants                warrants            compensation
PLAN CATEGORY                                                        and Rights              and Rights             Plans(1)
-------------                                                        ----------              ----------             --------
EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS:

Stock Option Plan                                                      2,133,415               $3.15                  316,180

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS:

Warrants issued in connection with the acquisition of Villa(2)            50,000               $7.94                   None

Warrants granted for services rendered(3)                                 15,000               $7.69                   None

Warrants issued in settlement of class action lawsuit(4)               1,000,000               $1.50              Not applicable

(1)   Excludes securities reflected in column (a).

(2)   Warrants  granted  to the former  majority  shareholder  of Villa  Sistemi
      Medicali  S.p.A.  ("Villa") in connection with our acquisition of Villa in
      December 1999. These warrants expire in December 2005.

(3)   Warrants  granted to  consultants  for  services  rendered in 1999.  These warrants expired in October 2004.

(4)   Pursuant to our past class action  settlement  with our  stockholders,  we issued  warrants  to  purchase  shares of our Common  Stock at an exercise price of $2.00 per share. The issuance of these warrants was pursuant to a court order issued in connection  with the  settlement of the class action lawsuit, and, therefore, was exempt from the registration  requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) thereof.

      In a motion filed in February 2004, a plaintiff claimed damages due to Del
      Global's  failure to timely  complete  a  registration  statement  for the shares of common  stock  issuable  upon  exercise  of these  warrants.  In settlement of this matter, Del Global modified the exercise,  or "strike,"
      price of the  warrants  issued in 2002 from $2.00 to $1.50 per share,  and extended  the  expiration  date of such  warrants by one year to March 28,
      2009.

                              EMPLOYMENT AGREEMENTS

          EMPLOYMENT CONTRACTS AND  CHANGE-IN-CONTROL  ARRANGEMENTS WITH CURRENT
NAMED EXECUTIVE OFFICERS

          On May 23,  2005,  Walter  F.  Schneider  entered  into  that  certain
Severance  Benefits  Agreement  with  the  Company  dated as of such  date  (the
"Schneider Severance  Agreement"),  a copy of which is attached to the Company's
Current Report on Form 8-K dated as of May 24, 2005. The following  summary does

                                       22

not purport to be complete, and is qualified in its entirety by reference to the full text of the  Schneider  Severance  Agreement.  Pursuant to the terms of the
Schneider  Severance  Agreement,  upon the  occurrence  of the events  specified below, Mr. Schneider is entitled to receive a severance payment equal to (a) the payment  of his full base  salary  through  the date of the  termination  of his employment at the rate in effect immediately prior to such termination; PLUS (b)
in lieu of any further  payments,  a payment  equal to one times his annual base salary in effect prior to the date of termination  (such payments  collectively, the "Severance Payment"). The Severance Payment is payable to Mr. Schneider upon the  occurrence of the following  events:  (a) his  employment is  involuntarily terminated  by the  Company  other  than  for  cause  or due  to  his  death  or disability;  or (b) he voluntarily terminates his employment because (i) without his express  written  consent,  he is placed in any  position  of  substantially lesser stature than the position he holds with the Company as of the date of the
Schneider  Severance  Agreement  (except  if  another  person  that is  mutually acceptable  to Mr.  Schneider  and the  Company  is  appointed  to the office of
President of the Company);  (ii) his annual base salary,  as increased from time to time,  is reduced;  or (iii) the Company  hires a person for the  position of
President of the Company that is not acceptable to Mr. Schneider.  Additionally, if Mr. Schneider is entitled to a Severance Payment, he will also be entitled to receive  health  insurance  coverage  for one  year on the  same  terms  as such coverage is available to him on the date of the Schneider  Severance  Agreement.
The Schneider  Severance  Agreement also requires Mr.  Schneider to keep certain information  about  the  Company  confidential  after  the  termination  of  his employment. The Schneider Severance Agreement expires on December 31, 2007.

     On  September 8, 2004,  we executed a  Non-Competition  Agreement  with Mr.
Schneider in the form attached as an exhibit to the Company's  Current Report on
Form 8-K filed on September 10, 2004. The following  summary of Mr.  Schneider's
Non-Competition  Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such agreement. The terms of Mr.  Schneider's  non-competition  agreement  provide  for a payment of
$225,000 by the Company to Mr.  Schneider upon the  consummation  of the sale by the  Company of the  businesses  of both Del  Medical  Imaging  Corp.  and Villa
Sistemi Medicali,  S.p.A. ("Villa"),  provided that Mr. Schneider is employed by the Company at such time. In consideration  for this payment,  Mr. Schneider has agreed (i) not to compete  directly or indirectly  with the  businesses in which the Company or an affiliate  is engaged,  other than the business of Del Medical
Imaging Corp., by owning, managing, operating,  joining, controlling,  financing or participating in the ownership,  management,  operation, control or financing of, or being  connected  as an officer,  director,  employee,  member,  partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with such a competing  business;  and (ii) not to directly or indirectly, either for himself or any other person (A) solicit or induce any  employee,  sales  agent,  independent  sales  organization  or other independent  contractor  of the  Company or any of its  affiliates  to leave the employ of or to cease to provide  services,  in whole or in part to, the Company or its  affiliates,  or to terminate or fail or refuse to renew or  renegotiate, any  contract  for  services  with the Company or its  affiliates,  whether such contract  is written or oral,  (B) in any way  interfere  with the  relationship between  the  Company  or its  affiliates  and an  employee  of or sales  agent, independent sales  organization or independent  contractor of the Company or its affiliates,  (C)  employ,  or  otherwise  engage as an  employee,  sales  agent,

                                       23

independent  sales  organization  or  independent   contractor,   consultant  or
otherwise,   any  employee,  sales  agent,  independent  sales  organization  or independent  contractor  of the  Company  or its  affiliates,  or (D)  induce or attempt to induce any customer,  supplier, licensee, or business relation of the
Company or its  affiliates,  to cease  doing  business  with the Company or such affiliate,  or in any way interfere with the relationship  between any customer, supplier,  licensee,  or business relation of the Company or its affiliates.  If
Mr. Schneider breaches the Non-Compete Agreement, he would be liable for damages and the Company could seek an injunction.

     We believe Mr. Schneider's agreements are important to ensure his continued
dedication.

     EMPLOYMENT  AGREEMENTS  AND  CHANGE-IN-CONTROL   ARRANGEMENTS  WITH  FORMER
EXECUTIVE OFFICERS

     THOMAS V. GILBOY, DANIEL J. PISANO, JR. AND EDWARD FERRIS

     Thomas V. Gilboy  served as the  Company's  Chief  Financial  Officer until
August 23, 2004. Daniel J. Pisano,  Jr. served as the President of the Company's
Power  Conversion  Group until  January 29, 2004.  Edward  Ferris  served as the
Company's  Senior Vice  President of Corporate  and  Organizational  Development
until April 1, 2005.

     On October 28, 2002 we replaced  existing  agreements with Messrs.  Gilboy,
Pisano,  and Ferris. We executed change of control  agreements with each of them in the form of change of control agreement  attached as an exhibit to our Annual
Report on Form 10-K for the fiscal  year ended  August 3,  2002.  The  following summary of certain  provisions  of such  change of control  agreements  does not purport to be  complete  and is  subject to and  qualified  in its  entirety  by reference to the actual text of such agreements.

     The terms of the change of control  agreements  provided that, in the event of a change in control  that  resulted  in the  termination  of the  executive's employment,  we would have been  obligated to pay to the executive two (2) times the sum of (i) the executive's base salary,  plus (ii) any bonus payable for the year  immediately  preceding the termination  (or if no bonus was declared,  the target bonus for the year of the termination), plus (iii) any amount credited to the executive as deferred  compensation for the year  immediately  preceding the termination.  In addition,  in the event of a termination  following a change of control, we would have been obligated to pay to the executive an amount equal to the  executive's  unvested  balances in our profit sharing plan and 401(k) plan.
These change of control payments were conditioned upon the execution of a mutual release of claims,  and were to be made as soon as practicable (but no more than five (5) days) following the executive's termination.

     Upon a change of control  termination,  we would have been obligated to pay to the executive an amount equal to the  executive's  unused vacation days and a pro-rata portion of the executive's accrued but unpaid target bonus for the year in  which  the  termination  occured.  In  addition,  upon a change  of  control termination,  the  executive  would have been  eligible  to  participate  in our hospitalization,  group health  benefit and  disability  plans for eighteen (18)

                                       24

months  from  the date of the  termination.  If our  plans  did not  allow  such participation,  we would have been  obligated to reimburse the executive for the cost of equivalent coverage.

     If the  payments to be received by an  executive  under a change of control agreement,  together  with any other  perquisites  or payments,  would have been subject to excise taxes, we would have been obligated to make a gross-up payment equal to the  total  amount  of all  taxes  imposed  on the  change  of  control payments, including income and excise taxes imposed on the gross-up payment.

     The  termination of an executive's  employment was to be deemed a change of control  termination if such employment were terminated by us within twenty-four
(24) months after a change of control, or the executive  voluntarily  terminated his employment,  within twenty-four (24) months of a change of control, due to a
decrease  in  the  executive's  salary,   bonus  or  benefits,   or  if  we  had
substantially  changed the executive's  duties,  moved his work location by more than forty (40) miles or our principal business had substantially changed.

     SAMUEL E. PARK

     Mr. Park served as the  Company's  Chief  Executive  Officer and  President
through October 10, 2003.  During the fiscal year ended August 2, 2003, Mr. Park was  employed  under an  employment  agreement  effective as of May 1, 2001 (the
"Park  Agreement"),  which agreement expired on April 30, 2004.  Pursuant to the
Park Agreement,  Mr. Park served as our President and Chief Executive Officer at an annual  base salary of  $350,000,  with  certain  yearly  increases  based on increases in the cost of living.  In addition,  Mr. Park was entitled to receive an  annual  performance  bonus  based  upon  target  goals  set by the  Board of
Directors.

     Mr. Park was also entitled to reimbursement of reasonable  expenses and the use of a corporate  apartment  through the  employment  term.  In addition,  the
Company had maintained a life insurance  policy, in an amount equal to three (3)
times Mr. Park's salary,  payable,  less any amounts paid by our group insurance plan, to Mr. Park's estate or his designated  beneficiaries  upon his death. The
Park Agreement also contained  confidentiality  and  non-competition  provisions with  a  restrictive  period  of  one  (1)  year  following  termination  of his employment agreement.

     Pursuant to the Park  Agreement,  if the Company had  terminated Mr. Park's employment for cause, as defined in the Park Agreement, or Mr. Park had left his employment,  the Company was to have paid Mr. Park's  salary  through the end of the month in which such  termination  occurs.  If the Company had terminated Mr.
Park's  employment  other than for cause,  Mr. Park would have been  entitled to receive his salary and bonus for the  remainder of his  employment  term. In all events of  termination,  except by the  Company  other than for cause,  Mr. Park would have been entitled to receive his bonus for such year  pro-rated for those months  during  which the Company  employed  him. In all events of  termination, except  by the  Company  other  than for  cause,  the  Company  would  have been obligated to pay Mr. Park all amounts in his deferred compensation account, plus accrued interest, dividends and gains.

                                       25

     Upon a  change  of  control,  as  defined  in the Park  Agreement,  (i) all outstanding unexercised options held by Mr. Park were to have immediately vested and become exercisable and (ii) the Company would have been obligated to pay Mr.
Park an amount equal to three (3) times his then current  salary plus the annual bonus declared for the  immediately  preceding year (inclusive of any amounts of deferred  compensation),  but in no event was such payment to be in an aggregate amount greater than the maximum allowed pursuant to Section 280G of the Internal
Revenue Code.

     The  Board  of  Directors  elected  at  the  Company's  annual  meeting  of stockholders  held on May 29, 2003  reviewed the "change of control"  provisions regarding payments totaling up to approximately  $1,800,000 under the employment agreement between the Company and Mr. Park. As a result of this review and based upon, among other things, the advice of special counsel,  the Company's Board of
Directors determined that no obligation to pay these amounts has been triggered.
Prior to his  departure  from the Company on October 10,  2003,  Mr. Park orally informed the Company  that,  after  reviewing  the matter with his  counsel,  he believes that the obligation to pay these amounts has been triggered. On October
27,  2003,  the Company  received a letter  from Mr.  Park's  counsel  demanding payment  of  certain  sums and other  consideration  pursuant  to the  Company's employment  agreement with Mr. Park, including these change of control payments.
On November 17, 2003,  the Company filed a complaint  against Mr. Park seeking a declaratory judgment that no change of control payment was or is due to Mr. Park and that an amendment to the Park  Agreement  regarding  reimbursement  of legal fees is invalid and unenforceable.  Mr. Park answered the complaint and asserted counterclaims  seeking  payment from the Company  based on his  position  that a
"change in  control"  occurred  in June 2003.  Mr.  Park is also  seeking  other consideration he believes he is owed under his employment agreement. The Company filed a reply to Mr. Park's counterclaims  denying that he is entitled to any of these payments. The Company and Mr. Park have filed motions for summary judgment on the  issues  related  to the  change  in  control  and the  amendment  to the employment  agreement,  which motions have been fully submitted to the court for consideration.  If Mr. Park prevails on his claims and the payments he seeks are required to be paid in a lump sum,  these  payments may have a material  adverse effect on the Company's liquidity.  It is not possible to predict the outcome of these claims;  however,  the Company's  Board of Directors does not believe that such a claim is  reasonably  likely  to  result in a  material  decrease  in the
Company's liquidity in the foreseeable future.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective  February 3, 2003,  Damien Park,  the son of Samuel E. Park,  the
former Chief  Executive  Officer of the Company,  accepted a full-time  position with the Company as the Director of Corporate  Development and Planning.  Damien
Park reported to Edward  Ferris,  and had an annual base salary of $125,000.  On
September 30, 2003, Damien Park's  employment  relationship with the Company was terminated and he has no continuing consulting relationship with the Company.

                                       26

     STOCK   OPTION  AND   COMPENSATION   COMMITTEE   INTERLOCKS   AND   INSIDER
PARTICIPATION

     At  the   commencement  of  the  fiscal  year  ended  July  31,  2004,  the
Compensation  Committee  of our Board of  Directors  was  comprised  of David W.
Wright as Chairman,  Wallace Barnes and Suzanne M. Hopgood.  Mr. Wright resigned from the Board in March 2005,  Mr. Barnes  resigned from the Board in April 2005 and Ms. Hopgood resigned from the Board in May 2005. Presently, the Compensation
Committee  consists of James R.  Henderson  as Chairman  and General  Merrill A.
McPeak.  Except as noted  below,  neither of these  individuals  was at any time during  the  fiscal  year  ended  July 31,  2004 or at any other time one of our officers or employees.

     Ms.  Hopgood  also served as the  Chairman of the Board of Directors of the
Company until May 2005.

            None of our  executive  officers  serves as a member of the Board of
Directors or the  compensation  committee of any other entity,  which has one or more  executive  officers  serving  as a member  of our  Board of  Directors  or
Compensation Committee.

                   REPORT OF THE STOCK OPTION AND COMPENSATION
                       COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation  Committee of the Board of Directors generally  determines our executive  compensation  policies.  At the  commencement  of the fiscal year ended July 31, 2004, the Compensation Committee was comprised of David W. Wright as Chairman, Wallace Barnes and Suzanne M. Hopgood. Mr. Wright resigned from the
Board in March 2005,  Mr.  Barnes  resigned from the Board in April 2005 and Ms.
Hopgood  resigned  from  the  Board in May  2005.  Presently,  the  Compensation
Committee is comprised of James R. Henderson as Chairman and General  Merrill A.
McPeak.  After  evaluating our  performance and the performance of our executive officers,  the Compensation  Committee  recommended,  and the Board of Directors subsequently  ratified,  the fiscal 2004 year end bonus levels for the executive officers  of  the  Company.  Set  forth  below  is a  report  submitted  by  the
Compensation  Committee of the Board of Directors  addressing  our  compensation policies for the fiscal year ended July 31, 2004 as they  affected our executive officers.

COMPENSATION PHILOSOPHY

     The goals of the executive compensation program are to attract,  retain and
award  executive   officers  that   contribute  to  our  success.   Compensation
opportunities  are  aligned  with  our  business  objectives.  The  compensation programs are designed to motivate  executive  officers to meet annual  corporate objectives and performance goals and enhance long-term shareholder value.

     Working  with the Company in  designing  and  administering  the  executive compensation  program,  the Compensation  Committee strives to balance short and
long-term  incentive   objectives  and  use  prudent  judgment  in  establishing
objectives and  performance  criteria,  evaluating  performance  and determining
actual  incentive  awards.  The  Compensation   Committee  believes  that  stock

                                       27

ownership by executive  officers is beneficial in aligning the common  interests of management and stockholders to enhance shareholder value.

COMPONENTS OF EXECUTIVE COMPENSATION

     The three components of our executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the
Compensation  Committee to  cumulatively  provide our  executive  officers  with
levels  of  total  compensation   consistent  with  our  executive  compensation
philosophy described above.

     Our executive  salary levels are intended to be consistent with competitive salary  levels and job  responsibilities  of each  executive.  Salary  increases reflect  competitive and economic trends, our overall financial  performance and the performance of the individual executive.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

     The Compensation  Committee takes into account the executives'  performance in special  projects  undertaken  during the past fiscal year,  contribution  to improvements in our financial situation,  development of new products, marketing strategies,  manufacturing efficiencies and other factors. During the last year, the  Compensation  Committee  focused  particularly  on progress with respect to improvement in the Company's working capital  management,  progress with respect to returning the Company to  profitability  and the  development  of a long-term strategic  plan for the Company that provides a platform for growth and a return to stockholders.

     Satisfaction  of  certain  performance   criteria  (including   initiative,
contribution  to  overall  corporate  performance  and  managerial  ability)  is evaluated  after informal  discussions  with other members of the Board and, for all of the executives other than the Chief Executive Officer,  after discussions with the Chief Executive Officer.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr.  Park was  employed  until  October  10,  2003 as the  Company's  Chief
Executive  Officer  under an  employment  agreement  that set forth the level of salary and bonus to which Mr. Park was  entitled  for the fiscal year ended July
31, 2004. Pursuant to the 2004 Senior Management Incentive Plan discussed below, the amount of Mr.  Park's  annual  bonus was based  primarily  on the  Company's achievement of financial  targets in its operating plan and,  secondarily on Mr.
Park's management  abilities in directing the Company's progress with respect to its previously  announced legal,  regulatory and financial  reporting matters as well as continuing to develop the Company's business. Pursuant to his employment agreement,  his  bonus  was  based on  performance  targets  set by the Board of
Directors.

     Mr.  Park's  annual base salary for the fiscal year ended July 31, 2004 was
$385,875;  by October 10, 2003 he had been paid  $285,287 for the portion of the year that he had been with the Company.  In determining  such amount,  the Board considered the responsibilities performed by Mr. Park as Chief Executive Officer of the  Company,  the  performance  of Mr. Park in managing  and  directing  the
Company's  operations,  the  efforts by Mr.  Park in  assisting  the  Company to

                                       28

improve its capital base and financial condition and a competitive assessment of survey  data of other  competitive  companies  as it  relates  to the  Company's performance  versus  such  competitive  companies.  The  Compensation  Committee believes that Mr. Park's salary was reasonable and consistent  with  competitive salary levels.

     Walter  Schneider was appointed Chief  Executive  Officer of the Company on
October 10, 2003 at an annual base salary of $275,000.  Mr.  Schneider's  annual base salary for the fiscal year ended July 31, 2004 was $275,000. On January 21,
2005, the Board raised Mr. Schneider's salary to $290,000 per year. On April 27,
2005,  the Board  raised  Mr.  Schneider's  salary  to  $300,000  per  year.  In determining such amounts, the Board considered the responsibilities performed by
Mr. Schneider as Chief Executive Officer of the Company,  the performance of Mr.
Schneider in managing and directing the Company's operations, the efforts by Mr.
Schneider  in assisting  the Company to improve its capital  base and  financial condition  and a  competitive  assessment  of survey  data of other  competitive companies as it relates to the  Company's  performance  versus such  competitive companies.  The Compensation Committee believes that Mr. Schneider's' salary was reasonable and consistent with competitive  salary levels.  Pursuant to the 2004
Senior Management  Incentive Plan discussed below, the amount of Mr. Schneider's annual  bonus was based  primarily  on the  Company's  achievement  of financial targets in its operating plan and,  secondarily,  on Mr. Schneider's  management abilities in directing  the Company's  progress  with respect to its  previously
announced  legal,   regulatory  and  financial  reporting  matters  as  well  as continuing to develop the Company's  business.  Mr.  Schneider did not receive a bonus for the fiscal year ended July 31, 2004.

COMPENSATION OF EXECUTIVE OFFICERS

     In addition to the factors  mentioned above,  the Compensation  Committee's general  approach in setting  executive  officer  compensation  is to seek to be competitive  with other companies in our industry and to get the best talent for the management  position.  In determining  bonuses,  the Compensation  Committee reviews the Company's performance as a whole as well as each executive officer's achievement.

     The Company adopted a 2004 Senior Management  Incentive Plan which included the  Company's  Chief  Executive  Officer.  The  amount of bonus was based  upon achieving certain EBITDA targets with 70% of the bonus based on achieving target financial  performance  goals set by the Board and 30% being  determined  at the discretion  of the  Board.  The  target  performance  goals were not met for the fiscal year 2004 and bonuses were paid based solely upon the  achievement of, or the failure to achieve,  performance  goals  determined at the discretion of the
Board.  For fiscal  year 2005,  the bonus will be based  entirely  on  achieving certain operating income targets in the Company's fiscal year 2005 business plan less interest expense for such year.

     Stock options are awarded to the executives by the Compensation  Committee.
In determining the size of option awards for a particular executive officer, the
Compensation  Committee considers the amount of stock options previously awarded to other executive officers in a like position,  the amount of unexercised stock
options  held  by  such   executive  in  addition  to  the  other   compensation
considerations discussed above.

                                       29

     The  Compensation  Committee feels that actions taken  regarding  executive
compensation   are   appropriate   in  view  of  the  individual  and  corporate
performance.

     In the event total compensation for any named executive officer exceeds the
$1 million  threshold at which tax deductions are limited under Internal Revenue
Code  Section  162(m),  the  Compensation   Committee  intends  to  balance  tax
deductibility of executive  compensation  with its  responsibility to retain and motivate  executives with competitive  compensation  programs.  As a result, the
Compensation  Committee  may  take  such  actions  as it deems to be in the best
interests   of  the   stockholders,   including:   (i)  provide   non-deductible
compensation above the $1 million threshold;  (ii) require deferral of a portion of the bonus or other  compensation  to a time when payment may be deductible by the Company;  and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

     The  information  contained  in this report by the  Compensation  Committee shall not be deemed to be "soliciting  material" or "filed" or  incorporated  by reference in future filings with the  Commission,  or subject to the liabilities of  Section  18 of the  Exchange  Act,  except to the  extent  that the  Company specifically  incorporates  it by  reference  into a  document  filed  under the
Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

                                        James R. Henderson (Chair)
                                        General Merrill A. McPeak

                                       30

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative shareholder  return on the Common Stock with The Nasdaq U.S.  Index and the peer group index for the Standard  Industrial  Classification  Code ("SIC Code") 3844
for the period commencing July 31, 1999 and ending July 31, 2004. The peer group for SIC Code 3844  (X-Ray  Apparatus  and Tubes)  consists  of 6  companies  and includes:  American  Science & Engineering  Inc.,  CTI  Molecular  Imaging Inc.,
Hologic Inc., GE Invision, Inc., Neoprobe Corp. and Schick Technologies Inc. The
graph assumes that $100 was invested on July 31, 1999 in the Common Stock and in each of the other indices and assumes monthly reinvestment of all dividends.

                               [Graphic Omitted]

              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
          COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                    ------------------------------------ FISCAL YEAR ENDING ----------------------------------

COMPANY INDEX/MARKET             7/31/1999         7/29/2000         7/28/2001        8/03/2002        8/02/2003        7/31/2004

DEL GLOBAL TECH CORP.               100.00            115.38             16.00            38.77            27.69            32.00

X-Ray Apparatus & Tubes             100.00            136.23            137.02           365.78           318.09           413.57

NASDAQ US Only                      100.00            151.92             82.76            56.04            72.51            80.82

     This stock price  performance  graph shall not be deemed to be  "soliciting material" or "filed" or  incorporated  by  reference in future  filings with the
Commission,  or subject to the  liabilities  of Section 18 of the Exchange  Act, except to the extent that the Company specifically  incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

                                       31

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee selects our independent public  accountants.  The Audit
Committee is currently working on selecting our independent  public  accountants for the Company's 2005 fiscal year. Deloitte & Touche LLP ("Deloitte") served as the Company's  independent public accountants for the fiscal year ended July 31,
2004.

     It is anticipated that a representative  of Deloitte will be present at the
Meeting. Such representative will be afforded an opportunity to make a statement at the  Meeting  if he or she so  desires  and he or she  will be  available  to respond to appropriate questions from stockholders during the Meeting.

     AUDIT FEES

     The aggregate fees billed by Deloitte,  the member firms of Deloitte Touche
Tohmatsu, and their respective affiliates (collectively "Deloitte & Touche") for professional  services  rendered  for  (i) the  audit  of our  annual  financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended
July 31, 2004 and (ii) the reviews of the interim financial  statements included in our Quarterly  Reports on Form 10-Q for that fiscal year were  $626,603.  The aggregate fees billed by Deloitte & Touche for  professional  services  rendered for (i) the audit of our  annual  financial  statements  set forth in our Annual
Report on Form 10-K for the  fiscal  year  ended  August 2,  2003,  and (ii) the reviews of the interim financial statements included in our Quarterly Reports on
Form 10-Q for that fiscal year were $635,086.

     AUDIT-RELATED FEES

     There were no fees billed by Deloitte & Touche for  Audit-Related  services for the fiscal year ended July 31, 2004. The aggregate fees billed by Deloitte &
Touche for Audit-Related  services for the fiscal year ended August 2, 2003 were
$137,000.  These fees related to reviews of a preliminary registration statement on Form S-1 and a subsequent amendment on Form S-1/A.

     TAX FEES

     The  aggregate  fees billed by Deloitte & Touche for tax  services  for the fiscal  year ended July 31,  2004 were  $53,141.  The  aggregate  fees billed by
Deloitte & Touche for tax services for the fiscal year ended August 2, 2003 were
$60,212. In both fiscal years, these fees related to tax planning and consulting work.

     ALL OTHER FEES

     There  were no fees for other  professional  services  rendered  during the fiscal years ended July 31, 2004 or August 2, 2003.

     The Audit Committee's policy is to pre-approve  services to be performed by the  Company's  independent  public  accountants  in  the  categories  of  audit services, audit-related services, tax services and other services. Additionally,

                                       32

the Audit  Committee will consider on a case-by-case  basis and, if appropriate, approve  specific  engagements  that are not otherwise  pre-approved.  The Audit
Committee has approved the services described under Audit Related Fees, Tax Fees and All Other Fees herein.

     The  Audit  Committee  has  approved  all fees and  advised  us that it has determined that the non-audit  services rendered by Deloitte & Touche during our most recent fiscal year are compatible with maintaining the independence of such auditors.

                             AUDIT COMMITTEE REPORT

The Audit Committee  operates pursuant to a written charter adopted by the Board of Directors,  which has been filed as EXHIBIT B to our Proxy  Statement for our
2003 annual meeting of stockholders filed on April 29, 2003 (the "Charter").

The role of the Audit  Committee  is to assist  the  Board of  Directors  in its oversight of our financial  reporting  process,  as more fully described in this proxy statement.  As set forth in the Charter, our management is responsible for the  preparation,  presentation and integrity of our financial  statements,  our
accounting  and  financial  reporting   principles  and  internal  controls  and
procedures   designed  to  assure  compliance  with  accounting   standards  and
applicable laws and  regulations.  Our independent  auditors are responsible for auditing  our  financial  statements  and  expressing  an  opinion  as to  their conformity with generally accepted accounting principles.

In the performance of its oversight  function,  the Audit Committee has reviewed and  discussed  the audited  financial  statements  with the  management  of the
Company  and  has  discussed   matters  required  to  be  discussed  by  SAS  61
(Codification of Statements on Auditing Standards,  AU Section 380), as modified or  supplemented,  with  Deloitte,  the Company's  independent  auditors for the fiscal year ended July 31, 2004.  The Audit  Committee  has received the written disclosures  and the letter  from  Deloitte,  as  required  by the  Independence
Standards Board Standard No. 1, Independence  Discussions with Audit Committees, as modified or supplemented, and has discussed with Deloitte the independence of
Deloitte.  The Audit  Committee also  considered  whether  Deloitte's  non-audit services, including tax planning and consulting, are compatible with maintaining
Deloitte's independence.

Based upon the reports and discussions  described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter,  the Audit  Committee  recommended  to the Board of
Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended July 31,  2004,  as amended by  Amendment  No. 1 thereto, filed with the Commission.

           SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                  Gerald M. Czarnecki (Chair)
                                  Edgar J. Smith, Jr.
                                  James Risher

                                       33

                                  ANNUAL REPORT

     All  stockholders  of record as of the Record  Date have been sent,  or are concurrently  herewith  being sent, a copy of the  Company's  2004 Annual Report
(without  exhibits) and the 2004  Amendment  (without  exhibits)  which contains certified financial statements of the Company for the fiscal year ended July 31,
2004.

     ANY  STOCKHOLDER  OF THE  COMPANY MAY OBTAIN  WITHOUT  CHARGE A COPY OF THE
COMPANY'S  2004 ANNUAL  REPORT AND THE 2004  AMENDMENT,  INCLUDING THE COMPANY'S
CERTIFIED FINANCIAL STATEMENTS AND ANY EXHIBITS, UPON REQUEST, BY WRITING TO THE
CORPORATE SECRETARY, DEL GLOBAL TECHNOLOGIES CORP., ONE COMMERCE PARK, VALHALLA,
NY 10595.

STOCKHOLDER PROPOSALS

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder  proposals  that are intended to be presented at the  Company's
2006  annual  meeting of  stockholders  must be  received  by the Company at the
Company's principal executive office located at One Commerce Park, Valhalla,  NY
10595 no later  than  January  31,  2006 in order to be  included  in the  proxy statement for that meeting.  Stockholders wishing to nominate directors or bring a proposal before the 2006 annual meeting of stockholders (but not include it in the Company's  proxy material) must provide written notice of such nomination or proposal to the  attention of the corporate  secretary,  no later than April 16,
2006.

DISCRETIONARY VOTING AUTHORITY

     On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1)  governs the Company's use of its  discretionary  proxy voting  authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement.  This amendment provides  that if the Company does not receive  notice of a proposal at least 45 days prior to the first  anniversary  of the date of mailing of the prior year's proxy  statement,  then the Company will be  permitted to use its  discretionary voting authority when the proposal is raised at the annual meeting,  without any discussion of the matter in the proxy  statement.  The date by which such notice must be received by the Company for the 2006 annual  meeting is April 16,  2006.
If during the prior year the Company did not hold an annual  meeting,  or if the date of the annual  meeting has  changed  more than 30 days from the prior year, then notice  must not have been  received a  reasonable  time before the Company mails its proxy  materials  in order for the  Company  to be  allowed to use its discretionary voting authority when the proposal is raised.

                                       34

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     As of the date of this  Proxy  Statement,  management  knows of no  matters other than those set forth herein which will be presented for  consideration  at the Meeting.  If any other  matters  properly  come before the  Meeting,  or any continuation of the Meeting pursuant to adjournment or postponement  thereof, it is the  intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Walter F. Schneider
---------------------------
Walter F. Schneider
Chief Executive Officer and President

May 31, 2005

                                       35

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          DEL GLOBAL TECHNOLOGIES CORP.

                      PROXY--ANNUAL MEETING OF STOCKHOLDERS

            The undersigned,  a stockholder of Del Global  Technologies Corp., a
New York corporation  (the  "Company"),  does hereby appoint Walter F. Schneider and Mark A. Koch and each of them (with full power to act  alone),  the true and lawful  attorneys  and proxies with full power of  substitution,  for and in the name,  place and stead of the  undersigned,  to vote all of the shares of Common
Stock  of the  Company  which  the  undersigned  would  be  entitled  to vote if personally  present at the 2005 Annual Meeting of Stockholders of the Company to
be held at the offices of Olshan  Grundman Frome  Rosenzweig & Wolosky LLP, Park
Avenue Tower, 65 East 55th Street,  New York, New York 10022 on June 30, 2005 at
10:00 a.m., local time, or at any adjournment or postponement thereof.

            The undersigned hereby revokes any proxy or proxies heretofore given and  acknowledges  receipt of a copy of the Notice of Annual  Meeting  and Proxy
Statement, both dated May 31, 2005, and a copy of the Company's Annual Report on
Form 10-K and Amendment No. 1 thereto for the fiscal year ended July 31, 2004.

            THIS PROXY WILL BE VOTED IN ACCORDANCE  WITH ANY  DIRECTIONS  HEREIN
GIVEN.  UNLESS  OTHERWISE  SPECIFIED,  THIS  PROXY  WILL BE VOTED  TO ELECT  THE
COMPANY'S SIX (6) NOMINEES FOR DIRECTOR.

                        THE BOARD OF DIRECTORS RECOMMENDS
                             A VOTE FOR PROPOSAL 1.

1.    ELECTION OF DIRECTORS:

The election of the following nominees to the Board of Directors, to serve until the 2006 Annual Meeting of Stockholders  and until their  respective  successors are elected and shall qualify:

GERALD M. CZARNECKI
JAMES R. HENDERSON
WALTER F. SCHNEIDER
EDGAR J. SMITH, JR.
GENERAL MERRILL A. McPEAK
JAMES RISHER

                        WITHHOLD AUTHORITY
FOR ALL                 TO VOTE FOR ALL
NOMINEES ___            NOMINEES ___                ____________________________

                                                    ____________________________

                                                    ____________________________
                                                    TO  WITHHOLD   AUTHORITY  TO
                                                    VOTE   FOR  ANY   INDIVIDUAL
                                                    NOMINEE(S),   PRINT  NAME(S)
                                                    ABOVE.

2.    DISCRETIONARY AUTHORITY:

      In their  discretion,  the proxies are  authorized to vote upon such other and further business as may properly come before the meeting.

      THIS PROXY WILL BE VOTED IN ACCORDANCE  WITH ANY  DIRECTIONS  HEREINBEFORE
GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE SIX (6)
NOMINEES AS DIRECTORS.

Dated _______________________, 2005

_____________________________ (L.S.)

_____________________________ (L.S.)

            Signature(s)

NOTE:  PLEASE  SIGN  EXACTLY AS YOUR NAME OR NAMES
APPEAR HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR,   TRUSTEE   OR   GUARDIAN,   PLEASE
INDICATE  THE  CAPACITY  IN  WHICH  SIGNING.  WHEN
SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT
TENANCY  MUST  SIGN.  WHEN A PROXY  IS  GIVEN BY A
CORPORATION,   IT  SHOULD  BE  SIGNED   WITH  FULL
CORPORATE NAME BY A DULY  AUTHORIZED  OFFICER WITH
THE CORPORATE SEAL AFFIXED.

      PLEASE MARK,  DATE, SIGN AND MAIL THIS PROXY
IN THE  ENVELOPE  PROVIDED  FOR THIS  PURPOSE.  NO
POSTAGE  IS  REQUIRED  IF  MAILED  IN  THE  UNITED
STATES.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW: